EXHIBIT 10.4

                               RESELLER AGREEMENT
                               ------------------

                                     between

                         COMPUTER ASSOCIATES PLC ("CA")
                         ------------------------------

   of Computer Associates House, 183/187 Bath Road, Slough, Berkshire, SL1 4AA
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                                       and

                     INVU SERVICES LIMITED (THE "RESELLER")
                     --------------------------------------

            of The Beren, Blisworth Hill Farm, Stoke Road, Blisworth,
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                            Northamptonshire NN7 3DB
                            ------------------------
              with effect from 16 March 1998 (the "Effective Date")
                               -------------

THE PARTIES AGREE AS FOLLOWS:

1. SCOPE AND DEFINITIONS
------------------------

1.1  SCOPE OF AGREEMENT

     This Agreement provides for the marketing and distribution by Reseller of the CA software products ("Products" as defined below) identified on one or more Commercial Terms Schedules ("Commercial Terms") attached to this Agreement or subsequently executed by both parties referencing this Agreement. The parties may, but shall be under no obligation to, execute multiple Commercial Terms Schedules to provide for the distribution by Reseller of more than one line of CA software products.

1.2  DEFINITIONS

     "Demonstration Software" means the Products used internally by Reseller on the computer(s) listed in the applicable Schedules(s) for demonstration purposes. Demonstration Software includes any Maintenance Releases and New Versions thereto provided by CA to Reseller under this Agreement.

     "Documentation" means technical manuals relating to the end use of the Products.

     "End User" means a third party licensed to use the Products internally and not for redistribution.

     "End User Agreement" means CA's then standard form license agreement pursuant to which an End User may use a Product distributed by Reseller pursuant to this Agreement.

     "First Level Support" means a level of technical support that shall be substantially similar to CA's first level support services as described in CA's then current Client Support Handbook.

     "Maintenance Releases" means product temporary fixes, error corrections, work-arounds or other maintenance tapes and corrections made available by CA to supported End Users of the Products, but does not include (i) New Versions or (ii) new products available from CA for an additional fee.

     "New Versions" means a new version of the Products containing new features or functions as well as error corrections.



** [Confidential Treatment] indicates portions of this document have been deleted from this document and have been separately filed with the Securities and Exchange Commission.


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     "Operating  Environments"  means the hardware platform and operating system combinations that correspond to specific versions of the Products generally available from CA.

     "Products" means all or any portion of the software products specified in the Commercial Terms on the Operating Environments specified, together with related Documentation and all corrections, Maintenance Releases and New Versions thereof. If more than one Commercial Terms Schedule is executed by the parties referencing this Agreement, "Products" shall refer collectively to the software products listed in all Commercial Terms Schedules.

     "Second Level Support" means technical support for the Products provided by CA to Reseller as set forth in Section 4.2 of this Agreement.

     "Target Market" means the United Kingdom and the Republic of Ireland.

     "Term" means the period set forth in Section 6.1 of this Agreement.

     "Upgrade" means any change in the usage of the Products including, without limitation, the transfer of Products to a computer in a higher price as determined in accordance with CA's then current price list.

2. APPOINTMENT AND GRANT OF LICENSES
------------------------------------

2.1  APPOINTMENT

     During the Term and subject to the terms and conditions of this Agreement, CA hereby grants to Reseller, and Reseller hereby accepts, the non-exclusive right and license to distribute the Products to End Users in the European Community. The Products shall be distributed by Reseller under CA's trademarks and in the same packaging as supplied by CA to Reseller. CA reserves the right to establish or appoint any number of other resellers, private labellers, distributors, dealers or third parties, in any area for any purpose and the right to otherwise grant licenses to use the Products, directly or indirectly, to end users. CA reserves the right to review and update the Products subject to this Agreement and the supported Operating Environments at any time upon 30 days notice to Reseller.


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2.2  DEMONSTRATION LICENSES

     Reseller may acquire Demonstration Software in accordance with the terms and conditions set forth in the Commercial Terms. Reseller must complete CA's then standard Schedule and deliver such Schedule to CA for each copy of the Demonstration Software acquired by Reseller under this Agreement. Demonstration Software may not be used by Reseller for production purposes or transferred or sub-licensed to any third party.

2.3  DISTRIBUTION LIMITATIONS

     a) Reseller shall not have any right to establish or appoint any resellers or dealers of the Products. Except as agreed by CA in writing, Reseller shall not allow any third party to sub-license, copy, assign, transfer or distribute the Products.

     b) Save as explicitly permitted by applicable legislation, and except as specifically permitted in this Agreement, Reseller shall not (nor shall it permit any third party to):

         (i) copy or manufacture the Products or any portion thereof save where the Products are sub-licensed pursuant to Clause 3.2(b);

         (ii) translate, modify, adapt, enhance, extend, decompile, dissemble or reverse engineer the Products; or

         (iii) use the Products to provide any facility management or bureau service or otherwise use the Products to process the data of any third party.

     Reseller may provide other software products and services in combination with the products, provided that save where the Product is sub-licensed pursuant to Clause 3.2(b), no non-CA products shall be placed on Product diskettes, tapes or other media. The documentation for any such non-CA products may not be included in the Documentation of the Products.

     c) Reseller agrees not to export or disclose, directly or indirectly, the Products or related technical information, or materials (or any direct product thereof) without the prior written consent, if required, of the Office of Export Administration of the US Department of Commerce. Reseller agrees to comply with any other applicable export laws and regulations.

     d) Reseller agrees not to specifically direct its marketing and advertising activity in connection with the Products outside of the Target Market.

3. OBLIGATIONS OF THE RESELLER
------------------------------

3.1  MARKETING

     Reseller shall use reasonable efforts to actively promote the Products, and shall maintain the formal name of the Products (with appropriate trademark designations) in all advertising and other printed materials relating to the Products. CA reserves the right to require Reseller to furnish to CA in advance for review and approval any and all promotional, advertising and other materials which refer to the Products or which use or display any trademark, service mark, logo or trade name of CA. CA also reserves the right to require Reseller to discontinue use of any promotional, advertising or other materials referring to CA or the Products.

3.2  END USER AGREEMENTS

     a) Save as provided for in 3.2 b) below, Reseller shall not deliver any Product to any End User without the concurrent delivery of:

         (i) the then current End User Agreement for the Product

         (ii) CA's then current registration form for the Product.

     The current versions of the End User Agreement and registration form have been provided by CA to Reseller. Reseller shall promptly notify CA of any and all material breaches of the End User Agreement that may or should come to its attention and will assist CA in all steps necessary to terminate any breached license if the breach is not curable or if it is not cured promptly after notice.

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

     b) Where the Products are to be supplied to an End User in embedded form integrated into an application not proprietary to CA then Reseller may sub-license the Products pursuant to a written sub-license agreement containing provisions that; (i) prohibit title to the Products from passing to the End User; (ii) license only object code to the End User and prohibit reverse engineering, disassembly or decompilation except to the extent permitted by applicable law; (iii) prohibit transfer or duplication of the Products except for temporary transfer in the event of CPU malfunction or the making of back-up copies to the minimum amount permitted by applicable law; (iv) prohibit use of the Products outside the scope of the application within which it is embedded, or for application development purposes; (v) limit use of the Products to the End User's internal business purposes and prohibit sub-licensing, timesharing, rental, facility management or service bureau usage of the Products; (vi) include appropriate terms restricting the licensed computers and maximum number of Users to those specified in the applicable order form; (vii) disclaim CA's liability for all direct, indirect, incidental or consequential damages; (viii) require the End User to discontinue use and destroy or return all copies of the Products on termination of the sub-license agreement; (ix) restrict publication of distribution results of any benchmark tests run on the Products; and (x) permit Reseller to comply with all other requirements of this Agreement.

3.3  ORDERS

     a) Prior to distributing any Products to any End User, Reseller shall place an order with CA on CA's then standard form. Reseller shall provide CA with such information as CA may require about how a prospective End User proposes to use the Products, including but not limited to, the power rating of the CPU(s) on which the Products will be operated, the make, model and serial number of the CPU on which the Products will be used and/or the number and type of authorized users on such forms. Reseller shall not deliver the Products to any End User unless the version of the Products delivered has been authorized by CA for the Usage identified by the End User. Reseller understands and agrees that CA may delay or withhold issue of authorization keys for the Products in the event Reseller or its End User fails to provide the necessary information to issue the authorization key. No provisions in Reseller's purchase orders, license agreements or in any other business forms employed by Reseller shall add to or supersede the terms and conditions of this Agreement, which shall exclusively govern the relationship of the parties.

     b) All orders for the Products (or any Upgrade) shall be pursuant to a written request on CA's standard form, and subject to acceptance by CA at its principal place of business. In addition to any other right or remedy, CA may, at its option, refuse any order placed by Reseller, cancel any accepted order or delay shipment thereof, if Reseller is delinquent in any payments to CA or if Reseller is otherwise in breach of this Agreement. CA reserves the right to issue only temporary authorization keys until payment for the license has been received.

     c) Upon receipt of orders from Reseller that comply with all requirements of this Agreement, CA will, unless Reseller is delinquent in its payments or in breach of its agreements with CA, make reasonable efforts to fill all orders for the Products and issue associated authorization keys to Reseller or its End Users. CA shall not be liable to Reseller, or to any person, for CA's failure to fill any orders, or for any delay in delivery or error in filing any orders for any reason whatsoever. CA shall have no obligation to export any Products from the United Kingdom or Republic of Ireland.

     d) For the avoidance of doubt, any supply of the Products to an End User, regardless of any existing license held by such End User, shall be subject to the prior supply of the Products from CA and payment of the associated fees.

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3.4  REPRESENTATIONS

     Reseller shall not make

         (i) any representation or warranty whatsoever on behalf of CA;

         (ii) any representation or warranty concerning the quality, performance or other characteristics of the Products other than those which are consistent in all respects with, and do not expand the scope of, the warranties set forth in this Agreement; or

         (iii) any commitment to modify any of the Products.

4.  CUSTOMER SUPPORT AND UPDATES
--------------------------------

4.1  RESELLER FIRST LEVEL SUPPORT

     If Reseller is authorized by CA (in the Commercial Terms) to provide First Level Support for all or any of the Products, Reseller shall ensure that the number of employees specified in the Commercial Terms complete the required minimum training for each of the Products and Operating Environments as necessary to be certified by CA as an authorized provider of First Level Support Services. If Reseller provides First Level Support, it shall provide First Level Support substantially similar to that described in CA's Client Support Handbook. CA may provide First Level Support and other support services directly to End Users, but shall not have any obligation to do so unless the End User has entered into a maintenance agreement directly with CA. If CA directly supports an End User, CA shall be entitled to retain the full amount of maintenance revenue received from such End User.

4.2  SECOND LEVEL SUPPORT

     CA shall provide Reseller with Second Level Support (in accordance with CA's then current Support Handbook) for Products properly licensed to Reseller's End Users purchasing First Level Support Services from Reseller for the fees set forth in the Commercial Terms and provided that Reseller follows the following procedures:

         a) Qualified, trained Reseller technical staff shall review all reported errors to determine if the error occurs in the Products or in other hardware or software products not supplied by CA. If Reseller determines that the error occurs in the Products, Reseller may then submit the error to CA; and

         b) Reseller shall submit detailed descriptions of any reported errors. If CA is not able to replicate the error, Reseller shall provide any additional information required by CA (which may include a sample program enabling replication of the error). Reseller will also make its personnel available to assist in problem identification and resolution; and

         c) CA shall provide Reseller with Maintenance Releases made generally available by CA during the Term of this Agreement. Reseller shall be responsible for distributing Maintenance Releases to End Users only for computers properly licensed and under a current support contract; and

         d) CA may provide Reseller with New Versions made generally available by CA during the Term of this Agreement on the terms and conditions set forth in the Commercial Terms. Reseller may distribute new Versions only to End Users.

5.  LICENSE AND UPGRADE FEES
----------------------------

5.1  LICENSE FEES

     The price charged by CA to Reseller for licenses of the Products acquired by Reseller from CA during the Term shall be the then prevailing CA suggested list price for the version of the Product (or Upgrade) ordered by Reseller, less the discount then available to Reseller under the Commercial Terms. Alternatively, Reseller may elect to acquire Product licenses from a distributor of the Products that is authorized by CA to distribute the Products to CA Resellers ("Authorized Distributor"). If Reseller elects to purchase Product licenses from an Authorized Distributor, the prices, payment and shipment terms and other commercial terms shall be agreed between Reseller and the Authorized Distributor. The price payable by Reseller (for licenses purchased from CA) includes delivery charges within the United Kingdom or Republic of Ireland.


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5.2  SUPPORT FEES

     Reseller shall pay the applicable fees for Second Level Support and/or New Versions as set forth in the Commercial Terms.

5.3  UPGRADE FEES

     For each Upgrade sold by Reseller, Reseller shall order the Upgrade from CA and pay the Upgrade fee set forth in the Commercial Terms.

5.4  PROGRAM FEES

     Reseller agrees to pay the program fees set forth in the Commercial Terms as well as any fees due to CA under the Commercial Terms for training, education and other services provided by CA to Reseller.

6.  GENERAL TERMS AND CONDITIONS
--------------------------------

6.1  TERM OF AGREEMENT

     "Term" shall mean the Initial Period together with any agreed renewal periods. The Initial Period of this Agreement shall commence on the Effective Date and shall continue for a period of ____________ (12 months if left blank) from such date, unless sooner terminated as hereinafter provided. After the Initial Period, this Agreement may be renewed on an annual basis if mutually agreed by both parties in writing prior to the end of the Initial Period and subject to Reseller's payment of the applicable renewal fees set forth in the Commercial Terms.

6.2  RECORDS AND REPORTS

     During the Term and for a period of at least five years following termination of this Agreement, Reseller shall keep full, true and accurate records and accounts in accordance with generally accepted accounting practices to show the amount of license and support fees payable to CA under this Agreement. These records and accounts shall include, at a minimum, for each Product distributed:

         (i) the End User name and address and company registration number;

         (ii) the date of shipment, Products shipped and brand and model of the licensed computer;

         (iii) the number of users licensed;

         (iv) a copy of each End User order; and

         (v) records concerning Product support provided to End Users and the terms of such support contracts.

     CA shall have the right, on notice to Reseller, to examine such records or to have such records examined by CA's designated accountants during normal business hours to determine Reseller's compliance with the terms of this Agreement. CA shall bear the expenses of the audit; however, in the event any such audit reveals that Reseller has understated the amount of fees that it is obligated to pay under this Agreement by more than five percent (5%) of the amount reported during the period audited. Reseller shall pay, in addition to any other fees contractually due, all reasonable costs associated with the audit. Such audit right shall survive the termination of this Agreement for a period of five years.

6.3  PAYMENTS

     a) Terms of payment on all invoices from CA shall be net thirty (30) days. All payments shall be made to CA's address for payment indicated on CA's invoice to Reseller or such other address as advised by CA on at least 10 days written notice. If any payment due under this agreement shall be overdue, without prejudice to any other rights of CA (including without limitation, the suspension of support services) CA shall have the right to charge and the Reseller hereby

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     agrees to promptly pay interest on such sums against CA's invoice(s) at the rate of 2% per month (or part thereof) compounded for the entire overdue period, after, as well as before any judgment.

     b) All prices listed in the Commercial Terms are exclusive of all taxes, including sales, use or value added taxes where applicable. Upon presentation of invoices by CA, Reseller shall pay any and all applicable tariffs, duties or taxes (other than franchise and income taxes for which CA is responsible) imposed or levied by any government or agency. Any claimed exemption from such tariffs, duties or taxes must be supported by proper documentary evidence delivered to CA.

6.4  PROPRIETARY INFORMATION AND NON-DISCLOSURE

     a) CA (or its licensors) retains ownership of all intellectual property rights (including patents, copyrights and trademarks) in and relating to the Products. The Products, the Documentation and other proprietary information provided by CA to Reseller hereunder contain and constitute trade secrets, information and data proprietary to and copyrighted by CA. Neither Reseller or its employees shall cause or allow such information or data to be disclosed to third parties or duplicated except as expressly allowed in this Agreement. Any customizations, enhancements, improvements, translations, derivative works or other modifications of the Products made by Reseller shall belong to CA and CA shall have all right, title and intellectual property interest to such work. CA shall have no obligation to support any customizations, extensions or modifications made to the Products by any third party unless otherwise agreed by CA in writing.

     b) Reseller acknowledges and agrees that the unauthorized disclosure, use or copying of the Products may cause CA serious financial loss. Accordingly, in the event of any unauthorized disclosure, use or copying of the Products, Reseller agrees that CA shall have the right to obtain injunctive or other equitable relief.

     c) Reseller may use the trademarks, trade names, service marks and logos that relate to CA or the Product (the "Marks") solely in connection with this Agreement provided that Reseller clearly identifies CA's ownership of such Marks. The Marks remain the exclusive property of CA and Reseller will not register the Marks or take any action that jeopardizes CA's proprietary rights in the Marks. Reseller agrees to cooperate with CA's instructions and quality control procedures relating to the Marks and shall only use the Marks in unaltered form. CA reserves the right to require Reseller to discontinue use of any advertising or marketing materials relating to CA, the Marks or the products.

6.5  LIMITED WARRANTY

     a) Both parties represent and warrant that they have the right to enter into this Agreement. CA warrants that the then current, unmodified version of the Products will substantially perform the functions or generally conform to the then current version of their published Documentation. If it is determined that the Products do not perform as warranted, CA's only responsibility will be to use reasonable efforts, consistent with industry standards, to cure the defect. CA does not represent that the Products are error free or will satisfy all of Reseller's or its End User's requirements. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, ALL OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, VERBAL, STATUTORY OR OTHERWISE, AND WHETHER ARISING UNDER THIS AGREEMENT OR OTHERWISE ARE HEREBY EXCLUDED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR CONDITIONS OF QUALITY, MERCHANTABILITY OR FITNESS FOR A
     PARTICULAR PURPOSE. CA SHALL NOT BE BOUND BY OR LIABLE FOR ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, WITH RESPECT TO THE PRODUCTS MADE BY RESELLER OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES.

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     b) Except for the  Indemnification  set forth  below in Section  6.6,  CA's maximum liability for damages under this Agreement (regardless of the form of action, whether in contract or tort) shall not exceed the amount paid by Reseller to CA for the Products or services as to which the claim relates.

     c) IN NO EVENT SHALL CA BE LIABLE TO RESELLER OR ANY OTHER PARTY, WHETHER IN CONTRACT OR TORT, FOR ANY INCIDENTAL, DIRECT, INDIRECT, SPECIAL, OR CONSEQUENTIAL LOSS OR DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUE OR DATA), THAT MAY ARISE FROM THE USE, OPERATION OR MODIFICATION OF THE PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES BEING INCURRED.

     d) The foregoing limitations on liability shall not apply to any liability for damages arising from death or personal injury to the extent that such is due to the negligence of CA, its employees or authorized agents.

6.6  INDEMNIFICATION

     a) CA, at its expense, shall defend any action brought against Reseller to the extent that it is based on a claim that any Product infringes a third party's copyright or a patent duly issued in the United Kingdom or Republic of Ireland. CA shall pay all damages and costs finally awarded against Reseller in such action, provided that CA is notified in writing of the existence of such claim against Reseller within seven (7) days of Reseller's first learning of the same; and provided that CA is given full authority to control the defense, costs and settlement of the claim and that CA receives reasonable co-operation and assistance from Reseller. CA will not be obliged to defend or otherwise indemnify Reseller in any lawsuit or as to any claim which arises from or relates to any combination of the Product with another product not supplied by CA, or if such claim is based upon a use of the Product for a purpose for which is was not designed or if the Product has been modified by any party other than CA. In lieu of the foregoing indemnification obligations, CA shall have the operation, at its expense, either to procure for an End User the right to continue using the Product or to replace or modify the Product so that it is no longer infringing, or, if such options are not reasonably available, to refund to Reseller the amount actually paid by Reseller to CA for the Product. The foregoing states the entire obligation of CA with respect to the infringement of intellectual property rights of any third party.

     b) Reseller shall indemnify and hold CA harmless from and against all claims, judgments, awards, costs, expenses, damages and liabilities (including reasonable attorneys' fees) of whatsoever kind and nature that may be asserted, granted or imposed against CA directly or indirectly arising from or in connection with

         (i) any claims that any software  supplied by Reseller  (other than any
         unmodified   Products   provided  by  CA)  infringes  any  third  party
         intellectual property rights;

         (ii) any misrepresentation made by Reseller regarding CA or the Products; and

         (iii) any warranty, condition, representation, guarantee or indemnity granted by Reseller with respect to the Products in addition to the limited warranty specified in the Section 6.5 of this Agreement titled "Limited Warranty."

6.7  DEFAULT AND TERMINATION

     a) If this Agreement expires or is terminated by either party, for any reason, Reseller will immediately pay all sums due and owing to CA.

     b) Either party may terminate this Agreement, with or without cause, on thirty (30) days written notice to the other party.

     c) If Reseller fails to pay any sum of money due and owing under this Agreement within ten (10) days of written notice thereof from CA, CA shall have the right to terminate this Agreement without further

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     notice to Reseller.  If either party breaches any of the terms,  conditions or provisions of this Agreement, and fails to cure such breach within thirty (30) days after written notice thereof, the other party shall have the right to terminate this Agreement without any further notice.

     d) This Agreement may be immediately terminated by CA if:

         (i) Reseller violates any of the conditions of Section 6.4;

         (ii) Reseller shall cease business, commence bankruptcy proceedings or have bankruptcy proceedings commenced against it, be adjudged bankrupt or insolvent or commit any other act of bankruptcy;

         (iii) there is a sale or transfer, whether by operation of law or otherwise, of the direct or indirect control of Reseller; or

         (iv) there is an attempt by Reseller to assign this Agreement or any right or obligation hereunder without CA's prior written consent.

     e) In the  event  of a  party's  uncured  breach  of  this  Agreement,  the nonbreaching party may, in addition to the right to withhold its performance under and/or terminate this Agreement, avail itself of all other rights, remedies and causes of action available at law, in equity or otherwise, against such party for damages as a result of such breach. Unless otherwise provided in this Agreement, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy.

     f) Except as set forth below in Section 6.7(g), upon expiration or termination of this Agreement, Reseller shall immediately return to CA, at Reseller's expense, all copies of the Product not yet distributed, all demonstration copies of the Product, all Documentation and all Product brochures, marketing collateral and materials, together with a certified statement by a duly authorized officer of Reseller stating that all such Products and materials and any other confidential information of CA have been returned to CA.

     g) In the event of any termination of this Agreement (other than termination by CA under Sections 6.7(c) or (d) above), Reseller shall be entitled to:

         (i) retain one Development Software license solely for purposes of providing support to End Users for the remainder of any then current support contracts; and

         (ii) to distribute, for a period not to exceed ninety (90) days, any Products already paid for and held in its inventory as of the termination date, subject to its continuing compliance with all terms of this Agreement, including, but not limited, to the requirements of
         Section 3.

     h) Any expiration or termination of this Agreement shall not prejudice, limit or restrict any other rights or remedies either party may have arising prior to such expiration or termination. CA shall be under no obligation to refund any amounts paid to CA by Reseller for any undistributed copies of the Product held by Reseller upon any expiration or termination of this Agreement, including, without limitation any copies of the Product returned by Reseller to CA pursuant to Section 6.7(f) above, except in the event that CA terminates this Agreement without cause under
     Section 6.7(b).

     i) In addition to this Section 6.7, Sections 6.4, 6.5 and 6.6 shall survive termination of this Agreement.

6.8  MISCELLANEOUS

a) This Agreement shall be governed and construed in accordance with English Law and the Reseller hereby submits to the exclusive jurisdiction of the English Courts in connection with the determination of all disputes arising under this Agreement.

b) Each provision of this Agreement is severable from the entire Agreement, and in the event that any provision is declared invalid or unenforceable, that provision shall be amended if possible to be enforceable, but in any event, the remaining provisions hereof shall remain in effect.

c) All notices and demands of any kind or nature which any party to this Agreement may be required or may desire to serve upon any other in connection with this Agreement shall be in writing to the addresses shown on page 1 of this Agreement. Any party hereto may from time to time, by notice in writing served upon the other parties as aforesaid, designate a different mailing address or a different person to which following such service all further notice or demands are thereafter to be addressed.

d) The parties shall be deemed for all purposes to be independent contractors. This Agreement shall not constitute either party to be the employee, legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

e) No waiver by either party of any default shall operate as a waiver of any other default or of a similar default on a future occasion. No waiver of any term or condition shall be effective unless in writing and signed by the party against whom enforcement of the waiver is sought. Neither party shall be responsible for any failure to perform any obligation hereunder (except a failure to pay) due to causes beyond its reasonable control.

f) This Agreement (including any attached Exhibits and subsequently executed Commercial Terms Schedules referencing this document) is the complete and exclusive statement of the understanding between the parties and supersedes all prior agreements and representations between them relating to the subject matter of this Agreement. The following order of precedence shall control in the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any Commercial Terms Schedule:

     (i) the Commercial Terms Schedule for the applicable produce; and

     (ii) the terms of this Agreement.

Amendments to this Agreement shall not be effective unless they are in writing and signed by authorized representatives of both parties. The Reseller may not assign this Agreement or any of its rights, interest or obligations hereunder. CA may assign or charge all or any of its rights, or interests or obligations under this Agreement to any third party, provided that the obligations of CA under this Agreement continue to be carried out either by CA or such third party.

ON BEHALF OF THE RESELLER:                 ON BEHALF OF COMPUTER ASSOCIATES PLC:

Signed:   /s/ David Morgan                 Signed:     /s/ Mark Marrow

Name:     David Morgan                     Name:       Mark Marrow

Title:    Chief Executive                  Title:      Senior Vice President

Date:     25/3/98                          Date:       3/26/98

                             COMPUTER ASSOCIATES PLC
--------------------------------------------------------------------------------
                       COMMERCIAL TERMS SCHEDULE (JASMINE)

This Commercial Terms Schedule, effective 16/03/1998 (the "Effective Date") is attached and incorporated by reference into Reseller Agreement No. R102641 between CA and Reseller. Capitalized terms not defined in this Commercial Terms Schedule shall have the same meaning as in the Reseller Agreement.

1.  PRODUCTS AND OPERATING ENVIRONMENTS
---------------------------------------
The Products are CA-Jasmine and shall include only object code software products generally available from CA on the Operating Environments supported by CA and shall not include beta, pre-release or other special release products. No right to use or distribute the source code version of the Products or any mainframe versions thereof is granted by CA to Reseller under this Schedule. Where Reseller distributes and supports runtime Products incorporated within or for use with an application, the application name and description shall be as follows:

--------------------------------------------------------------------------------
2.  BUSINESS PARTNER PROGRAMME FEES
-----------------------------------

A. Upon executive of this Schedule, Reseller agrees to pay CA an initial program fee of (pound)**[Confidential Treatment Requested] for any entry into the Business Partner Programme (the "BPP") at the Gold Programme level which shall entitle Reseller to receive:
1. **[Confidential Treatment Requested] Demonstration Software license(s) (on if not specified) for the Products and additional Demonstration Software licenses upon completion by Reseller sales and technical staff of the Accreditation Program as set forth below; and
2. Sales and marketing training at a CA training facility as then specified by CA's training services department.
3. Technical training at a CA training facility as then specified.
B. Upon any renewal of this Schedule, the then current annual renewal fee shall be payable by Reseller to CA which covers availability of annual Support Services from CA for Reseller's Demonstration Software licenses and New Versions of the Demonstration Software made generally available by CA during the Term.
C. Reseller shall bear its own travel and subsistence expenses in connection with all such training.
3. PRODUCT PRICES
-----------------
A. The price charged by CA to Reseller for the Products shall be CA's then prevailing suggested list price for the version of the Products (or Upgrade) ordered by Reseller, less a discount of: **[Confidential Treatment Requested] percent.
B. New Versions of the Products generally available from CA are available as part of the Support Services available from CA to Reseller or its End User.
C. First Level Support Services for the Products shall be provided by Reseller to End Users. CA shall make available to Reseller Second Level Support Services for which Reseller shall pay to CA an annual Second Level Support Fee per End User of **[Confidential Treatment Requested]% of CA's then prevailing list price for the version of the Products. On each anniversary of the Effective Date hereof, or upon request, Reseller shall report the Second Level Support Fees due to CA using CA's then current form. Such fees shall be due upon report. CA shall have no obligation to provide support for Products that are modified or altered by any party other than CA.
4. TRAINING AND CERTIFICATION REQUIREMENTS
------------------------------------------
Reseller acknowledges that proper usage, sales and marketing of the Products is largely dependent on appropriate training of Reseller's sales and technical staff. Reseller agrees to implement the minimum training requirements as then defined by CA's training services department to ensure sufficient technical knowledge of the Products by its staff.
A. Initial Accreditation requires Reseller to complete the following: (1) At least one employee must attend the then specified Product sales and marketing training, and (2) upon completion of such training, the employee must successfully complete the applicable Accreditation Test (for the then current testing fee).
B. In the event that trained staff are reassigned to other duties or leave the employ of Reseller, Reseller shall promptly cause other employees to undergo the necessary minimum training programs.
5. END USER LICENSING
---------------------
Save as provided for by clause 3.2(b) of the Reseller Agreement, for any and all Products not packaged by CA with a shrink-wrap license agreement, Reseller shall require the End User to enter into CA's standard end user license agreement and schedule prior to supply of any Products to the End User. Reseller shall ensure that all End Users are properly licensed by either shrink-wrap or signed license agreement as set forth in this Schedule. Reseller is not appointed as an agent of CA and is not authorized to make any contracts or commitments on behalf of CA.

ON BEHALF OF INVU SERVICE LIMITED:         ON BEHALF OF COMPUTER ASSOCIATES PLC:


Signed:  /s/ David Morgan                  Signed:  /s/ Mark Marrow
         ---------------------------                ----------------------------

Name:    David Morgan                      Name:    Mark Marrow
         ---------------------------                ----------------------------

Title:   Chief Executive                   Title:   Senior Vice President
         ---------------------------                ----------------------------

Date:    25/3/98                           Date:    3/26/98
         ---------------------------                ----------------------------

                             COMPUTER ASSOCIATES PLC
--------------------------------------------------------------------------------
                       COMMERCIAL TERMS SCHEDULE (CA-INGRES)

This Commercial Terms Schedule, effective 16/03/1998 (the "Effective Date") is attached and incorporated by reference into Reseller Agreement No. R102641 between CA and Reseller. Capitalized terms not defined in this Commercial Terms Schedule shall have the same meaning as in the Reseller Agreement.

1.  PRODUCTS AND OPERATING ENVIRONMENTS
---------------------------------------
The Products are CA-Ingres and shall include only object code software products generally available from CA on the Operating Environments supported by CA and shall not include beta, pre-release or other special release products. No right to use or distribute the source code version of the Products or any mainframe versions thereof is granted by CA to Reseller under this Schedule. Where Reseller distributes and supports runtime Products incorporated within or for use with an application, the application name and description shall be as follows:

--------------------------------------------------------------------------------
2.  BUSINESS PARTNER PROGRAMME FEES
-----------------------------------

A. Upon executive of this Schedule, Reseller agrees to pay CA an initial program fee of (pound) **[Confidential Treatment Requested] for any entry into the Business Partner Programme (the "BPP") at the Gold Programme level which shall entitle Reseller to receive:
1. **[Confidential Treatment Requested] Demonstration Software license(s) (on if not specified) for the Products and additional Demonstration Software licenses upon completion by Reseller sales and technical staff of the Accreditation Program as set forth below; and
2. Sales and marketing training at a CA training facility as then specified by CA's training services department.
3. Technical training at a CA training facility as then specified.
B. Upon any renewal of this Schedule, the then current annual renewal fee shall be payable by Reseller to CA which covers availability of annual Support Services from CA for Reseller's Demonstration Software licenses and New Versions of the Demonstration Software made generally available by CA during the Term.
C. Reseller shall bear its own travel and subsistence expenses in connection with all such training.
3. PRODUCT PRICES
-----------------
A. The price charged by CA to Reseller for the Products shall be CA's then prevailing suggested list price for the version of the Products (or Upgrade) ordered by Reseller, less a discount of: **[Confidential Treatment Requested] percent.
B. New Versions of the Products generally available from CA are available as part of the Support Services available from CA to Reseller or its End User.
C. First Level Support Services for the Products shall be provided by Reseller to End Users. CA shall make available to Reseller Second Level Support Services for which Reseller shall pay to CA an annual Second Level Support Fee per End User of **[Confidential Treatment Requested]% of CA's then prevailing list price for the version of the Products. On each anniversary of the Effective Date hereof, or upon request, Reseller shall report the Second Level Support Fees due to CA using CA's then current form. Such fees shall be due upon report. CA shall have no obligation to provide support for Products that are modified or altered by any party other than CA.
4. TRAINING AND CERTIFICATION REQUIREMENTS
------------------------------------------
Reseller acknowledges that proper usage, sales and marketing of the Products is largely dependent on appropriate training of Reseller's sales and technical staff. Reseller agrees to implement the minimum training requirements as then defined by CA's training services department to ensure sufficient technical knowledge of the Products by its staff.
A. Initial Accreditation requires Reseller to complete the following: (1) At least one employee must attend the then specified Product sales and marketing training, and (2) upon completion of such training, the employee must successfully complete the applicable Accreditation Test (for the then current testing fee).
B. In the event that trained staff are reassigned to other duties or leave the employ of Reseller, Reseller shall promptly cause other employees to undergo the necessary minimum training programs.
5. END USER LICENSING
---------------------
Save as provided for by clause 3.2(b) of the Reseller Agreement, for any and all Products not packaged by CA with a shrink-wrap license agreement, Reseller shall require the End User to enter into CA's standard end user license agreement and schedule prior to supply of any Products to the End User. Reseller shall ensure that all End Users are properly licensed by either shrink-wrap or signed license agreement as set forth in this Schedule. Reseller is not appointed as an agent of CA and is not authorized to make any contracts or commitments on behalf of CA.

ON BEHALF OF INVU SERVICE LIMITED:         ON BEHALF OF COMPUTER ASSOCIATES PLC:


Signed:  /s/ David Morgan                  Signed:  /s/ Mark Marrow
         ---------------------------                ----------------------------

Name:    David Morgan                      Name:    Mark Marrow
         ---------------------------                ----------------------------

Title:   Chief Executive                   Title:   Senior Vice President
         ---------------------------                ----------------------------

Date:    25/3/98                           Date:    3/26/98
         ---------------------------                ----------------------------

10 July 1998



                                   MEMORANDUM
                                   ----------

Further to correspondence and discussions between Computer Associates ("CA") and INVU ("INVU") and further to an Agreement between CA and INVU dated 16 March, 1998, CA and INVU have jointly agreed to bundle and market certain products. As a result of this agreement, a number of actions were confirmed between CA and INVU.

1. The first bundle to be established will be INVU PRO Network Edition and INGRES II. The technical integration was seen as being straightforward and will be achieved in a short space of time. CA stated that the administration of the INGRES database was designed to be low level maintenance, but it was recommended that end users attend a database administrator's course as a minimum. This recommendation will be implemented in any sales and support package through distribution channels to end-users.

2. The second bundle to be established will be INVU PRO Network Edition and JASMINE. The technical integration will take longer than INGRES II, due to the advanced architecture of the JASMINE database, and the way in which INVU will locate and retrieve objects. CA and INVU agreed that INVU was an ideal product to take advantage of the JASMINE database and JASMINE will provide the database methodology for the next generation of INVU. Following successful bundling and establishing of the INVU/INGRES II product, INVU and CA will contribute resource to combine INVU PRO and JASMINE. In the meanwhile, both CA and Centura agreed to liaise with Centura to ascertain the method and manner of providing the requisite links between INVU and JASMINE.

3.   Distribution & Routes to Market
     -------------------------------

     CA and INVU agreed to cooperate on establishing and supporting distributors to sell the bundled products. CA and INVU agreed that they would make joint presentations to distributors nominated by CA and INVU.

     CA stated that, at present distributions relationships were undergoing changes following reorganization of the Cheyenne channels. It was, therefore, felt prudent to focus on the distribution relationships currently being developed by INVU, and CA's distribution channel to follow. Distributors would be engaged and contracted with during September/October 1998 and it was proposed that three had been selected, Dicom, Paperlink and Ideal. Ilion, Sphinx Level V and Computer 2000 may be added to this list shortly.

     In addition, Value Added Resellers will be courted and recruited.

     CA and INVU agreed to use a marketing fund to produce an initial run of 500 promotional bundles of INVU and INGRESII. This will probably be in the form of a shrink-wrapped CA/INVU box with the product and documentation inserted. The box will have a joint CA/INVU logotype presentation. INVU agreed to provide artwork, samples and documentation to CA by 10 August 1998 for design and production.

     Presentations to distributors and the shrink-wrapped bundle product will be targeted for the second week in September.

     CA stated that representatives from their marketing department would visit INVU shortly to coordinate actions. CA and INVU agreed that by November/December 1998, the bundled end user sales levels should reach an annualized rate of (pound) **[Confidential Treatment Requested]. 1998 targets should be set at (pound) **[Confidential Treatment Requested].

4.   Joint Advertising and Public Relations
     --------------------------------------

     CA and INVU will agree a joint press release by 20 July 1998. INVU are to provide CA with appropriate comments and quotes. CA will arrange distribution of the press release in general, but, specifically, INVU will include the press release on their web page.

     The press release will be distributed to the direct sales force of CA.

     The bundling deal will be e-mailed to all CA direct sales force.

     INVU will be included in the CA partner directory.

     INVU will place national adverts during the course of September, and CA agreed that their logo and presence will be present on the adverts.

5.   Pricing
     -------

     It was agreed that both bundles for INVU/INGRESII and INVU/JASMINE would be at a **[Confidential Treatment Requested] user level and at a list price of (pound) **[Confidential Treatment Requested].

     It was agreed that distributor will receive a discount level of **[Confidential Treatment Requested]% depending on volumes. Of the (pound) **[Confidential Treatment Requested] sell price to distributors, CA will receive (pound) **[Confidential Treatment Requested] and INVU will receive (pound) **[Confidential Treatment Requested].

     INVU will provide distributors with the products and provide product support. Second line support on INGRES II and JASMINE will be provided by CA via INVU.

     It was agreed by CA and INVU that this pricing level is unprecedented in this market, with nearest competitors being firmly placed in the (pound) **[Confidential Treatment Requested] level.

6.   Territory
     ---------

     CA and INVU agreed that the UK will be the principal territory to be attacked in the first instance. Further European territories will be identified and CA agreed to identify further distribution in identified countries in Europe in the short term.

7.   Confidentiality
     ---------------

     CA and INVU agree to keep all details of this joint marketing arrangement confidential.




FOR AND ON BEHALF OF                            FOR AND ON BEHALF OF
COMPUTER ASSOCIATES PLC                         INVU SERVICES LIMITED

John McCavanaugh                                David Morgan
---------------------------                     ---------------------------
Name

European Channel Dev. Mgr.                      CEO
---------------------------                     ---------------------------
Title

/s/ John McCavanaugh                            /s/ David Morgan
---------------------------                     ---------------------------
Signature

July 17, 1998                                   July 17, 1998
---------------------------                     ---------------------------
Date

                                                 CA Agreement No. ______________


                          DEVELOPMENT LICENSE AGREEMENT


1. Computer Associates International, Inc., a Delaware corporation having offices at One Computer Associates Plaza, Islandia, NY 11788-7000 ("CA") grants to INVU Services Ltd., an English corporation having offices at The Beren, Blisworth Hill Farm, Stoke Road, Blisworth Northamptonshire, NN7BDB ("Company"), and Company accepts from CA, a non-exclusive, non-transferable, limited-use license to use and operate the CA software products ("Licensed Program(s)"), ordered by Company in Appendix A, solely on the computers of Company located at the Development Site set forth in Appendix A (the "Development Site") solely to:

     (a) Implement the Development Project as described in Appendix C (the "Development Project"); and

     (b) Demonstrate to potential customers the use of the License Program(s) and the Company's products ("Company Product") as listed in Appendix A, in accordance with the Development Project. CA will provide authorization keys for a maximum of ten (10) demonstration copies (subject to certification as set forth below and upon receipt of written notification of the location, make, model, serial number and IP address and any other information necessary for CA to issue the authorization key) for each computer system on which such demonstration copies of the Licensed Program(s) are installed.

2. (a) CA grants to Company a non-exclusive, non-transferable, personal right to use the CA trademarks, servicemarks, tradenames and logos, depicted on Appendix B attached (the "Marks") solely in conjunction with the Company Product in the manner set forth in the guidelines attached as Appendix B and subject to the terms and conditions of this Agreement, including the certification by CA as set forth below.

     (b) All Marks remain the exclusive property of CA. Company will take no action which jeopardizes CA's proprietary rights in the Marks. Company shall follow CA's guidelines relating to the Marks and use the Marks in unaltered form. CA shall require Company to submit all advertising and marketing material referencing CA or the Marks to CA for advance review and approval, and CA may require Company to discontinue use of any advertising or marketing materials relating to CA, the Marks or the Licensed Program(s).

3. CA agrees to provide Company with the opportunity to participate in its marketing and sales promotions, subject to the conditions and requirements of each individual promotion and CA's exclusive approval.

4. (a) Upon execution of this Development License Agreement, Company shall be appointed as a nonexclusive Premier Development Partner.

     (b) In a twelve-month period, CA agrees at its option to match every $ **[Confidential Treatment Requested] spent by Company on each Licensed Program(s), up to a limit set within CA's sole discretion, to advertise and market the integration between each of Licensed Program(s) and the Company Product. Company must provide CA with verified advertising and marketing expenses within forty-five (45) days of the end of each fiscal quarter (June 30, September 30, December 31, and March 31) in which such expenses were made in order for such funds to be matched by CA. CA shall be entitled to withdraw this offer at any time in its sole discretion or in the event Company fails to comply with the terms of this Agreement or any related Addendum.

     (c) Company shall retain for a period of three (3) years after the date of payment records evidencing its advertising and marketing activities regarding the Company Product and the Licensed Program(s) and its entitlement to matching fees, the billings therefore, the calculation of its eligibility for matching fees, and any other accounting records relevant for such services. During this three-year period, CA or its designated representative shall have the right to examine and audit, at its own expense, such records during normal business hours, upon ten (10) business days notice to Company. CA shall bear the expenses of such audit; however, in the event any such audit reveals that Company has overstated the amount of matching fees that it is eligible to receive under this Agreement by more than **[Confidential Treatment Requested]% of the amount reported during the period audited, Company shall repay CA such overstated amount, in addition to any other fees contractually due, and pay all reasonable costs associated with the audit.

5.   Without the prior written consent of CA, Company shall not:

     (a) copy in whole or in part the Licensed Program(s), except for normal back-up and archive purposes;

     (b) modify, reverse compile, reverse engineer or reverse assemble all or any portion of the License Program(s);

     (c) distribute, market, rent, lease, transfer, assign, or sublicense the Licensed Program(s) to third parties or use the Licensed Program(s) for the benefit of third parties;

     (d) export the Licensed Program(s) in violation of United States laws and regulations or other applicable laws or regulations;

     (e) perform, publish or release benchmarks or other comparisons without CA's prior written consent;

     (f) use the Licensed Program(s) for any development activities or for any purpose other than as agreed to in this Agreement; or

     (g) use the Licensed Program(s) to develop nor shall Company market any conversion utility or aid specific to the Licensed Program(s) enabling users to convert from the Licensed Program(s) to an alternative product.

6. Company's right to use the Marks is contingent on the testing and verification by CA that the Company Product is integrated with the Licensed Program(s) in accordance with the Development Project (referred to herein as "Certification") and Company's continued compliance with the following:

     (a) that Company has tested the Development Project and has verified to CA the successful completion of the Development Project. Upon request, Company agrees to provide to CA any such test results for its review;

     (b) that upon receipt of any subsequent versions or releases (excluding bug fixes, patch tapes or other such maintenance releases) of the Licensed Program(s) from CA, Company shall ensure that the Company Product remains integrated with the Licensed Program(s); and

     (c) that CA may test each release of the Company Product to confirm the successful integration of the Company Product with the Licensed Program(s). CA shall be entitled to withdraw Certification and Company's right to use the Marks immediately on notice to Company in the event that the Company Product fails Certification at any time or Company fails to comply with the terms of this Agreement.

     Company and CA shall each be responsible for bearing its own respective costs and expenses in connection with the testing and Certification of the Company Product.

7. CA will provide upgrades, enhancements, new releases and new versions to the Licensed Program(s) as they become generally available and maintenance for the Licensed Program(s), including but not limited to, hotline telephone support services under CA's current support policies. CA shall not support nor be obligated to provide support for the Company Product or the Development Project.

8. CA shall retain all title, copyright, patent, trademark, trade secret and other intellectual property rights in or relating to the Licensed Program(s) and Marks, and any related copies, partial copies, compilations, modifications, derivative works or translations thereto. Company and its employees shall keep the Licensed Program(s) strictly confidential and will not disclose, permit access or otherwise distribute the Licensed Program(s) to anyone except its authorized employees. All rights not expressly granted in this Agreement are reserved by CA.

9. This Agreement shall remain in effect for thirty (30) days from the date hereof and shall be renewed automatically thereafter for a term of thirty
     (30) days until terminated by either party upon written notice given not less than ten (10) days prior to the end of the original or any renewed term hereof. Upon termination or expiration, Company shall cease use of all copies of the Licensed Program(s) and the Marks, return the original and all copies of the Licensed Program(s) and documentation to CA, and certify to CA in writing that all copies thereof have been destroyed and deleted from any computer libraries or storage devices and are no longer in use by Company.

     Section 2(b), 4(c), 5, 6, 8, 11, 12 and 13 shall survive termination of this agreement.

10. (a) Company provides CA with its consent and authorization and grants CA the right to include a hyperlink: (i) to Company's website from CA's internet site and/or intranet site, as determined within CA's sole discretion; or (iii) in CA's Development Partner CD.

     (b) Company grants CA a worldwide, nonexclusive right and license to distribute, combine, copy, use, and duplicate Company's trademark, servicemark, tradename, or logo: (1) for such hyperlinks; or (ii) in CA's Development Partner brochure solely in accordance with this Agreement or related Addendum. Company grants to CA the right to use the marketing materials provided by Company or created with Company in CA's Development Partner brochure.

     (c) CA provides Company with its consent and authorization and grants Company the right to include a hyperlink to CA's web page from Company's web page. Company agrees that it shall hyperlink to CA's web page during the term of this Agreement.

     (d) CA grants Company, and Company accepts, a worldwide, nonexclusive right and license to distribute, combine, copy, use, and duplicate its trademark, tradename, servicemark or logo for such hyperlink solely in accordance with this Agreement or related Addendum.

11. (a) Company acknowledges and agrees that CA does not support and has not reviewed the contents of Company's World Wide WebSite. Company agrees that it is fully responsible for the content posted at its URL address on its World Wide Web Site.

     (b) CA acknowledges and agrees that Company does not support and has not reviewed the contents of cai.com. CA agrees that it is fully responsible for the content posted on cai.com subject to the applicable disclaimers.

12. Company will defend, indemnify and hold harmless and defend CA against any and all claims, judgments, awards, costs, expenses, damages and all liabilities (including reasonable attorney's fees), which arise out of or relate to:

     (a) the Company Product, from end users of the Company Product alleging that the Company Product is not integrated with the Licensed Program(s), or a claim of negligent referral by CA regarding the Company Product.

     (b) Company's advertisements or marketing, consented to an for which CA paid matching fees, or used in accordance with this Agreement, including Company's negligence or other failure under this Agreement:

          (i) In obtaining consent of any nature, other than with respect to materials furnished by CA, whatsoever; or

          (ii) In protecting CA against claims for the unauthorized use of names or likeness of any person, libel, slander, defamation, disparagement, piracy, plagiarism, unfair competition, idea misappropriation, infringement of copyright, title, slogan, or other property rights, and any invasion of the right of privacy.

13. THE LICENSED PROGRAM(S) IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KING, CA DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL CA BE LIABLE TO COMPANY OR OTHER PARTY FOR ANY LOSS OR INDIRECT, OR INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGE WHICH MAY ARISE
     FROM THE USE,  OPERATION,  OR  MODIFICATION  OF THE LICENSED  PROGRAM(S) OR
     MARKS.

14. Company may not assign or transfer its rights or delegate its duties under this Agreement. Any change of control of 51% of the ownership or interest or transfer to a successor corporation of Company shall terminate this Agreement. Any prohibited assignment shall be null and void.

15. This Agreement represents the entire agreement between the parties, supersedes all prior understandings of the parties, both written or oral, and may be amended only by a written agreement signed by authorized representatives of CA and Company.


COMPUTER ASSOCIATES                                INVU SERVICES LTD.
INTERNATIONAL, INC.

By:      /s/ Tommy Bennett                         By:      /s/ David Morgan
         -----------------------                            --------------------
Name:  Tommy Bennett                               Name: David Morgan
     ---------------------------                         -----------------------
Title: SVP                                         Title: Chief Executive
      --------------------------                         -----------------------
Date: 11/23/98                                     Date: 11/11/98
      --------------------------                         -----------------------

                                   APPENDIX A
             DEVELOPMENT LICENSE ORDER FORM FOR COMPUTER ASSOCIATES
                         DEVELOPMENT PARTNER PROGRAM(S)

Company Name & Address:                              INVU Services Ltd., The Beren, Blisworth Hill
                                                     Farm Stoke Road, Blisworth Northamptonshire
                                                     NN73DB

Referenceable License Agreement Number:

Company Product:                                     INVU Pro Network

Company Phone #:                                     44-1604 859-893

Development Site (if different than above):

Development Site ID:

Technical Contact: David Morgan                      Phone #: 44-1604859 893            Fax #: 44 1604 859 902

Business Contact (if different than above):_____________ Phone #:_________ Fax #:_______

Shipping Required?  (Circle one)   YES               NO                String (or key) only?     YES      NO

Shipping Address (if different than above):

Effective Date of this Order:                        11/11/98



--------------------------------------------------------------------------------------------------------------------------
         Licensed                Product         Release         Media          Operating         Serial           CPU
        Program(s)                 Code           Number          Type           System           Number          Model
--------------------------------------------------------------------------------------------------------------------------
INGRES II ENT               IN2ENT99000        2.0           CD ROM          NT/Solaris      Dev-Partner         Generic
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------


COMPUTER ASSOCIATES                              INVU SERVICES LTD.
INTERNATIONAL, INC.

By:      /s/ John McCavanaugh                    By:      /s/ David Morgan
        -------------------------                        -----------------------
Name: John McCavanaugh                           Name: David Morgan
      ---------------------------                      -------------------------
Title: European Channel Dev. Mgr.                Title: CEO
       --------------------------                      -------------------------
Date: July 17, 1998                              Date: July 17, 1998
      ---------------------------                      -------------------------

                                   APPENDIX B


CA Licensed Program(s) trademark, tradenames and logos:









CA Usage guidelines:

The CA logos and Marks shown above are marks that may be used by authorized development partners only to signify that their products are compatible with the Licensed Program.

CA will provide authorized development partners with camera-ready artwork of the CA logos. You may not alter this artwork in any way. You may not combine the logos with any other feature including, but not limited to, other logos, words, symbols, graphics, photos, slogans, numbers, design features or symbols.

You may not display the CA logos or other CA Marks on packaging, documentation, collateral or advertising in a manner which suggests that "CA," "Computer Associates," or the above logos cannot be larger or more prominent than your product name, trademark, logo or tradename.

                                   APPENDIX C



Development Project:

The Company agrees to develop an interface between the Company's INVU Pro Network and the Licensed Program(s).

INVU provides seamless integration with Ingres II via C-API and Ingres Net. INVU provides all application logic and user interfaces, while Ingres II provides the repository for INVU information.